INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-42915, 333-66031 and 333-42730 of A.T. Cross Company on Form S-8 of our report, dated May 28, 2002, appearing in this Annual Report on Form 11-K of A.T. Cross Company Defined Contribution Retirement Plan for the years ended December 31, 2001 and 2000.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
June 24, 2002